Exhibit 99.1

Page 1 of 2 – TRX REPORTS SECOND QUARTER 2011 RESULTS

TRX REPORTS SECOND QUARTER 2011 RESULTS

Company Delivers Strong Free Cash Flow and Reduces Debt Level to Five Year Low

ATLANTA, 11 AUGUST 2011 — TRX, Inc. (www.trx.com) (OTCQB: TRXI), a world-leading provider of travel technology, process automation, consulting and data services, today reported financial results for the quarter ended 30 June 2011.

Total revenues excluding client reimbursements for the second quarter of 2011 were $12.4 million compared with $14.0 million in the second quarter of 2010. Net loss for the second quarter of 2011 was $(0.5) million compared to net income of $0.4 million for the second quarter of 2010. Net loss per diluted share was $(0.03) compared to net income per diluted share of $0.02 for the second quarter of 2010. Revenues from transaction processing services for the second quarter of 2011 were $9.2 million, compared to $11.3 million in the second quarter of 2010. Revenues from data intelligence services for the second quarter of 2011 were $3.2 million, compared to $2.7 million in the second quarter of 2010.

Adjusted EBITDA was $0.8 million for the quarter, compared with $1.9 million in the second quarter of 2010.

“Our outlook for 2011 remains consistent with the perspective we shared in the first quarter, both financially and operationally,” said Shane Hammond, President and CEO, TRX. “As expected, we experienced seasonal reductions in revenue and earnings during the second quarter. Operationally, we continue to add new clients and diversify our revenue base in a nimble, client-centric manner, driving down cycle times and creating more immediate value for our clients. Our product offering, pricing approach and value proposition are all strong. We continue to develop our pipeline of new business and our product offerings. Our sales team has delivered with increasing success this year and we’ve added clients across all offerings in our portfolio.”

David Cathcart, Chief Financial Officer, added, “I’m pleased that during the first half we delivered our highest level of free cash flow in a decade and ended the quarter with our lowest level of debt since 2006. These metrics are a strong testament to the operational effectiveness of our team.”

Based on management’s expectations for the calendar year, TRX confirmed its initial 2011 financial guidance as follows:

•	Revenues of $47 to $50 million

•	Adjusted EBITDA of $4 to $5 million

•	Capital Expenditures of approximately $2.5 million

Use of Non-GAAP Financial Measures

TRX provides financial measures and terms not calculated in accordance with accounting principles generally accepted in the United States (GAAP). Presentation of non-GAAP measures such as EBITDA, Adjusted EBITDA and Free Cash Flow provide investors with an alternative method for assessing our operating results in a manner that enables investors to more thoroughly evaluate our performance. These non-GAAP measures provide a baseline for assessing the Company’s future earnings expectations. TRX management uses these non-GAAP measures for the same purpose. The non-GAAP measures included in this release are provided to give investors access to the types of measures that we use in analyzing our results.

EBITDA consists of GAAP net (loss) income adjusted for the items included in the accompanying reconciliation. EBITDA provides useful information to investors about the Company’s performance because it eliminates the effects of period to period changes in the cost associated with capital investments, interest expense and taxes. Adjusted EBITDA consists of EBITDA adjusted for the items included in the accompanying reconciliation. EBITDA and Adjusted EBITDA do not give effect to the cash the Company must use to service its debt or pay its income taxes and thus do not reflect the funds generated from operations or actually available for capital expenditures. Free Cash Flow consists of GAAP cash flow from operating activities minus GAAP cash flow from investing activities. Free Cash Flow provides a useful indicator about the Company’s ability to fund its operations and repay its debts.

-MORE-

Copyright 2011 TRX, Inc. All rights reserved.

Page 2 of 2 – TRX REPORTS SECOND QUARTER 2011 RESULTS

TRX’s calculation of EBITDA, Adjusted EBITDA and Free Cash Flow are not necessarily comparable to similarly titled measures reported by other companies. These non-GAAP measures may be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results. Schedules that reconcile EBITDA and Adjusted EBITDA to GAAP net income and Free Cash Flow to Net Cash Provided by Operations are included with this release.

Cautionary Note Regarding Forward-Looking Statements

Certain statements in this press release may constitute “forward-looking” statements as defined in Section 27A of the Securities Act of 1933 (the “Securities Act”), Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”), the Private Securities Litigation Reform Act of 1995 (the “PSLRA”), or in releases made by the Securities and Exchange Commission, all as may be amended from time to time. Statements contained in this press release that are not historical facts may be forward-looking statements within the meaning of the PSLRA. Any such forward-looking statements reflect our beliefs and assumptions and are based on information currently available to us and are subject to risks and uncertainties that could cause actual results to differ materially, including but not limited to, the loss of key clients, volatility in the number of transactions we service, failure or interruptions of our software, hardware and other systems, industry declines, competitive pressures and other risks, including those discussed under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2010.

Forward-looking statements are predictions and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. These cautionary statements are being made pursuant to the Securities Act, the Exchange Act and the PSLRA with the intention of obtaining the benefits of the “safe harbor” provisions of such laws. TRX, Inc. cautions investors that any forward-looking statements we make are not guarantees or indicative of future performance.

Pre-recorded Call Information

After the earnings release has been furnished to the SEC, a pre-recorded call, together with a slide presentation offering additional comments on the quarter will be available to all investors at www.trx.com under the Investors section of the website, both as a webcast and in the form of transcript. An archived webcast, transcript and slide presentation will remain available on the Company’s website for approximately 90 days.

About TRX

TRX is a world-leading travel technology and data services provider, offering more than 20 software-as-a-service utilities for online booking, reservation processing, data intelligence, and process automation. We deliver our technology applications in an on-demand environment to travel agencies, corporations, travel suppliers, government agencies, credit card associations, credit card issuing banks, and third-party administrators. We provide patented savings maximization solutions via our travel analytics consulting practice, extending spend management services to travel buyers all over the world. We complement all of these offerings with a global workforce focused on travel process automation and reengineering. For more information about TRX or to contact a TRX sales office, phone 404.929.6100 or visit the Company’s website at www.trx.com.

Investor Contacts:	David Cathcart
Chief Financial Officer, TRX, Inc.
(404) 929-6154

Media Contacts:	Stephen Carroll
Senior Director, Product Marketing, TRX, Inc.
(214) 346-4758

###

Copyright 2011 TRX, Inc. All rights reserved.

TRX, INC. AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010
REVENUES:
Transaction processing	$9,179	$11,270	$19,174	$22,886
Data intelligence	3,198	2,735	5,628	5,713

Transaction and other revenues	12,377	14,005	24,802	28,599
Client reimbursements	32	147	205	231

Total revenues	12,409	14,152	25,007	28,830

EXPENSES:
Operating	8,033	8,267	15,834	16,819
Selling, general and administrative	2,690	2,946	4,740	5,992
Technology development	855	829	1,673	1,780
Client reimbursements	32	147	205	231
Impairment of goodwill	88	76	152	165
Depreciation and amortization	1,002	1,050	1,997	2,080

Total expenses	12,700	13,315	24,601	27,067

OPERATING (LOSS) INCOME	(291)	837	406	1,763

INTEREST (EXPENSE) INCOME:
Interest income	8	—	10	6
Interest expense	(119)	(169)	(252)	(353)

Total interest expense, net	(111)	(169)	(242)	(347)

(LOSS) INCOME BEFORE INCOME TAXES	(402)	668	164	1,416

INCOME TAX PROVISION	76	265	239	530

NET (LOSS) INCOME	$(478)	$403	$(75)	$886

Net (Loss) Income per Share
Basic and diluted	$(0.03)	$0.02	$(0.00)	$0.05

Weighted Average Shares Outstanding
Basic	18,470	18,466	18,468	18,466
Diluted	18,470	18,569	18,468	18,608

Other Data:
Adjusted EBITDA	$801	$1,943	$2,544	$3,934
Capital expenditures	$385	$682	$889	$1,662

	As of June 30, 2011	As of December 31, 2010
Consolidated Balance Sheet and Cash Flow Data:
Cash and cash equivalents	$2,130	$2,565
Total shareholders’ deficit	$(657)	$(629)

	Six Months Ended June 30,
	2011	2010
Free cash flow	$1,408	$(1,508)

TRX, INC. AND SUBSIDIARIES

UNAUDITED RECONCILIATION OF GAAP FINANCIAL MEASURES

TO NON-GAAP FINANCIAL MEASURES

(In thousands)

Reconciliation of Net (Loss) Income to EBITDA and Adjusted EBITDA

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010
Net (loss) income	$(478)	$403	$(75)	$886
Depreciation and amortization	1,002	1,050	1,997	2,080
Interest expense, net	111	169	242	347
Income tax provision	76	265	239	530

EBITDA	711	1,887	2,403	3,843
Impairment of goodwill	88	76	152	165
Stock compensation expense (credit)	2	(20)	(11)	(74)

Adjusted EBITDA	$801	$1,943	$2,544	$3,934

Reconciliation of Net Cash Provided by Operations to Free Cash Flow

	Six Months Ended June 30,
	2011	2010
Net cash provided by operating activities	$2,449	$331
Net cash used in investing activities	(1,041)	(1,839)

Free cash flow	$1,408	$(1,508)